Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-202694) on Form S-1, Amendment No. 2, of Wells Financial Corp. of our report dated March 12, 2015, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ McGladrey LLP

Sioux Falls, South Dakota

May 7, 2015